Exhibit 8
Subsidiaries of StealthGas Inc.

Subsidiary	Jurisdiction of Incorporation
Aracruz Trading Ltd.	Marshall Islands
Atlas Investments S.A.	Marshall Islands
Aura Gas Inc.	Marshall Islands
Balcan Profit Limited	Malta
Balkan Holding Inc.	Marshall Islands
Baroness Holdings Inc.	Marshall Islands
Cannes View Inc.	Marshall Islands
Carinthia Inc.	Marshall Islands
Casteli Castle Inc.	Marshall Islands
Cedric Finance Inc.	Marshall Islands
Celidon Investments Inc.	Marshall Islands
Clean Power Inc.	Marshall Islands
Continent Gas Inc.	Marshall Islands
Delora Trading Company	Marshall Islands
Drew International Inc.	Marshall Islands
East Propane Inc.	Marshall Islands
Ecstasea, Inc.	Marshall Islands
Empire Spirit Ltd.	Marshall Islands
Empress Enterprises Ltd.	Marshall Islands
Energetic Peninsula Limited	Hong Kong
Espace Inc.	Marshall Islands
European Energy Inc.	Marshall Islands
Evolution Crude Inc.	Marshall Islands
Fighter Gas Inc.	Marshall Islands
Financial Power Inc.	Marshall Islands
Gastech Inc.	Marshall Islands
Geneve Butane Inc.	Marshall Islands
Grazia Maritime Ltd.	Marshall Islands

Subsidiary	Jurisdiction of Incorporation
Iceland Limited	Malta
Independent Trader Ltd.	Marshall Islands
International Gases Inc.	Marshall Islands
Italia Trades Inc.	Marshall Islands
Jungle Investment Limited	Malta
Kalinda Shipmanagement Ltd.	Marshall Islands
King of Hearts Inc.	Marshall Islands
Lpgone Ltd.	Marshall Islands
Luckyboy Inc.	Marshall Islands
Lyonet Holdings Corp.	Marshall Islands
Matrix Gas Trading Ltd.	Marshall Islands
Melvyn Services Company	Marshall Islands
Mr. Roi Inc.	Marshall Islands
Neutron Marine Corp.	Marshall Islands
Northern Yield Shipping Limited	Cyprus
Ocean Blue Limited	Marshall Islands
Octopus Gas Inc.	Marshall Islands
Oxford Gas Ltd.	Marshall Islands
Pacific Gases Ltd.	Malta
Pelorous Inc.	Marshall Islands
Petchem Trading Inc.	Marshall Islands
Quinta Trading Co.	Marshall Islands
Reina Properties Corp.	Marshall Islands
Revolution Inc.	Marshall Islands
Rising Sun Inc.	Marshall Islands
Sabrina Enterprises S.A.	Marshall Islands
Scope International Inc.	Marshall Islands
Semichlaus Exports Ltd.	Malta
Soleil Trust Inc.	Marshall Islands
Sound Effex Inc.	Marshall Islands
SpaceGas Inc.	Marshall Islands
Studio City Inc.	Marshall Islands

Subsidiary	Jurisdiction of Incorporation
StealthGas Inc.	Marshall Islands
Tankpunk Inc.	Marshall Islands
Tatoosh Beauty Inc.	Marshall Islands
Transgalaxy Inc.	Marshall Islands
Triathlon Inc.	Marshall Islands
Ventspils Gases Ltd.	Malta